Exhibit 99.1

Jerrick Media Holdings, Inc. Appoints Vocal’s Head of Product as President

NEW YORK, Feb. 1, 2019 /PRNewswire/ -- Jerrick Media Holdings, Inc., (OTCQB: JMDA) (the "Company" or "Jerrick"), a technology company and the creators of Vocal, announced today that Justin Maury, former Head of Product, has been elevated to the role of President. Maury led the Company’s product development for four years. During these formative years for the Company, Justin was a driving force in creating the vision, design and architecture for the Vocal platform. He also managed oversight of technology development. Since the official launch of the Vocal platform approximately 2 years ago, Vocal now hosts over 380,000 creators across 34 genre-specific communities, attracting in excess of 7 million unique monthly visitors, and has implemented several revenue sources that are gaining momentum on the platform.

“We literally could not have created Vocal without Justin,” said Jerrick CEO and founder Jeremy Frommer. “His knowledge and creativity have been a crucial component of the platform’s success.” Added co-founder Rick Schwartz, “Having been one of the key decision makers throughout Vocal’s evolution, Justin is best suited to leverage Vocal’s increasing traction to propel innovation and amplify Jerrick’s presence in the digital conversation.”

In addition, as reported by the Company on a Form 8-K filed on January 3, 2019, after conducting a comprehensive, competitive vetting process, the Company’s board of directors engaged Rosenberg Rich Baker Berman & Co. (“RRBB”) as its new independent auditor. Founded in 1961 and located in Central New Jersey, RRBB serves clients across the U.S. and worldwide.

About Jerrick:
Jerrick is a holding company that develops technology-based solutions designed to solve for challenges that have resulted from disruption and evolution within the broad media and content generation environment. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators by providing them with content management tools that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities embedded within long-form content. Vocal's community sites are managed by a dedicated team, whose primary focus is on creating healthy communities and identifying monetization opportunities within them.

For news and more information please visit: https://jerrick.media/

For regular updates on Jerrick and Vocal, follow our LinkedIn pages:

Jerrick: https://www.linkedin.com/company/jerrick-media/

Vocal: https://www.linkedin.com/company/vocal/

Vocal for Brands: https://www.linkedin.com/showcase/vocal-for-brands/

Jeremy Frommer: https://www.linkedin.com/in/jeremyfrommer/

Forward-Looking Statements:

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

Investor Relations:

Sharon Solomon

Jerrick Media Holdings, Inc.

201-258-3770

ir@jerrick.media